Exhibit 10.18

GILEAD SCIENCES, INC.
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    Participant is to render valuable services to the Company as a non-employee Director, and this Restricted Stock Unit Issuance Agreement (this “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of a Restricted Stock Unit award to Participant in his or her capacity as a non-employee Director.

B.    All capitalized terms used in this Agreement shall have the meaning assigned to them herein and in the attached Appendix A. Capitalized terms not defined herein or in the attached Appendix A shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, the Company hereby grants this Restricted Stock Unit award (the “Award”) to Participant upon the following terms and conditions:

1.Grant of Restricted Stock Units. The Company hereby grants to Participant, as of the Award Date indicated below, the Award under which Participant may be issued the Shares under the Plan. Each Restricted Stock Unit that vests hereunder will entitle Participant to receive one share of Common Stock on the specified issuance date for that unit. The number of Shares subject to the Award, the applicable vesting schedule for those Shares, the date or dates on which those vested Shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Participant:	(First Name, Last Name)
Award Date:	(Date)
Number of Shares Subject to Award:	xxxx Shares
Vesting Schedule:
The Shares shall vest upon the earlier of (i) Participant’s completion of one (1) year of Continuous Service measured from the Award Date or (ii) the day immediately preceding the next regular annual stockholders meeting following the Award Date provided Participant remains in Continuous Service through such day (the earlier of (i) or (ii), the “Normal Vesting Date”). However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraph 3 or Paragraph 5 of this Agreement.

Issuance Schedule:
Unless Participant has made a timely Deferral Election with respect to the Award, the Shares in which Participant vests on the Normal Vesting Date shall become issuable immediately upon vesting, and will be issued no later than the later of (i) the close of the calendar year in which the Normal Vesting Date occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the Normal Vesting Date. However, if Participant has made a timely Deferral Election, then the Shares in which Participant vests on the Normal Vesting Date shall be issued in accordance with the terms and provisions of such Deferral Election, including the applicable distribution event and method of distribution. In the event of a Change in Control, the distribution provisions of Paragraph 5 shall apply.

2.    Limited Transferability. Prior to actual receipt of the Shares which vest hereunder, Participant may not transfer or assign any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be issued and delivered to Participant’s designated beneficiary or beneficiaries of the Award, or, if none, to Participant’s estate. Participant may also direct the Company to re-issue the stock certificates (which may be in electronic form) for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated members of Participant’s Immediate Family. However, the actual issuance of such Shares pursuant to the foregoing provisions of this Paragraph 2 shall be subject to the issuance and distribution provisions of any Deferral Election in effect for the Award.

3.    Cessation of Service.

(a)    Except as otherwise expressly provided in subparagraph (b) of this Paragraph 3 and Paragraph 5 below, should Participant cease to remain in Continuous Service for any reason prior to the Normal Vesting Date, then the Award shall terminate immediately and cease to be outstanding with respect to any unvested Restricted Stock Units subject to this Award, and Participant shall cease to have any right or entitlement to receive any Shares under those cancelled units. However, for purposes of this Agreement, Participant shall not be deemed to cease Continuous Service if Participant continues to serve the Company as a Director Emeritus immediately following his or her cessation of service as a Board member without an intervening break in Continuous Service.

(b)    Notwithstanding the terms of any Deferral Election, in the event Participant’s Continuous Service terminates by reason of his or her death while any portion of this Award remains unvested, then all unvested Restricted Stock Units subject to this Award shall immediately vest as of the date of Participant’s death and the Shares issued upon such vesting shall be delivered to (i) the designated beneficiary or beneficiaries under any beneficiary designation in effect for this Award at the time of Participant’s death, (ii) in the absence of any such designation, the personal representative of Participant’s estate, or the person or persons to whom the Shares are transferred pursuant to Participant’s will or the laws of inheritance following Participant’s death.

4.    Stockholder Rights and Dividend Equivalents.

(a)    The holder of the Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of any Withholding Taxes.

(b)    Notwithstanding the foregoing, in the event that any dividend or other distribution is declared and paid on shares of Common Stock after the Award Date, but prior to the complete settlement, cancellation or forfeiture of this Award, Participant shall be entitled to receive, upon settlement of this Award, an amount (the “dividend equivalent amount”) equal to the dividends or other distributions that would have been paid or issued on the number of shares of Common Stock actually vested and issuable to Participant pursuant to this Award. The dividend equivalent amount shall be calculated by the Administrator in its discretion and need not be adjusted for interest, earnings or assumed reinvestment. The dividend equivalent amount shall be distributed to Participant concurrently with the issuance of the vested Shares to which those dividend equivalent amounts relate, and may be paid and distributed in the same form in which the actual dividend or distribution was paid to the holders of the Common Stock or in such other form as the Administrator deems appropriate. Each such distribution of dividend equivalent amounts shall be subject to the Company’s collection of any Withholding Taxes applicable to that distribution. The Administrator shall have the sole discretion to determine the dollar value of any dividend or distribution paid other than in the form of cash, and its determination shall be controlling. No dividend equivalent amount shall be paid or distributed on shares of Common Stock under this Award that are forfeited or that otherwise do not vest and are not issued or issuable under this Award.

5.    Change in Control.

(a)    Should Participant remain in Continuous Service until the effective date of a Change in Control, then the Restricted Stock Units at the time subject to the Award shall vest immediately prior to the effective date of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Company in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant at the same time as such shareholder payments, but such distribution to Participant shall in all events be completed no later than the later of (i) the close of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. However, if Participant has made a timely Deferral Election with respect to the Award, then the consideration payable per Share in consummation of the Change in Control shall be distributed to Participant in accordance with the distribution provisions of that Deferral Election, and those provisions shall supersede anything to the contrary in this Paragraph 5. Each such issuance shall be subject to the Company’s collection of any Withholding Taxes.

(b)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class, or should the value of the outstanding shares of Common Stock change as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to the Award in order to reflect such change. The determination of the Administrator shall be final, binding and conclusive upon Participant and any other person or persons having or claiming an interest in the Award. In the event of a Change in Control, the provisions of Paragraph 5 shall be controlling.

7.    Issuance of Shares or Other Amounts.

(a)    On or as promptly as practicable after each date on which one or more Shares are to be issued in accordance with the express provisions of this Agreement or, if the Administrator permits Participant to file a Deferral Election and Participant files a Deferral Election, the distribution provisions of Participant’s Deferral Election, which shall have priority over the terms of this Agreement, the Company shall issue to or on behalf of Participant a stock certificate (which may be in electronic form) for those Shares and shall distribute to Participant any dividend equivalent amounts with respect to those Shares, subject in each instance to the Company’s collection of any Withholding Taxes. Unless otherwise permitted by the Administrator, only non-employee Directors in the United States may file a Deferral Election.

(b)    Except as otherwise provided in Paragraph 5, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in Shares. In no event, however, shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.

8.    Compliance with Laws and Regulations.

(a)    The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and Participant with all Applicable Laws relating thereto, as determined by counsel for the Company.

(b)    The sale of the Shares issued under the Plan must comply with all Applicable Laws relating thereto, including U.S. securities laws that impose restrictions on insider trading, which may affect Participant’s ability to sell Shares acquired pursuant to the Award. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is solely responsible for ensuring compliance with all Applicable Laws and should consult a legal advisor in this regard.

(c)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Award shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its reasonable best efforts to obtain all such approvals.

9.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Company’s records or shall be delivered electronically to Participant through the Company’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Company’s electronic mail system or upon deposit in the U.S. or local country mail, postage prepaid and properly addressed to the party to be notified.

10.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, the legal representatives, heirs and legatees of Participant’s estate and, if the Administrator permits Participant to designate beneficiaries of the Award, all designated beneficiaries.

11.    Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12.    Governing Law and Venue.

(a)    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.
(b)    For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the Northern District of California, and no other courts where the grant of the Restricted Stock Units is made and/or to be performed.

13.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

15.    Code Section 409A. If Participant is a U.S. taxpayer, the following provisions apply to Participant’s Award:

(a)    It is the intention of the parties that in the absence of a timely-made Deferral Election with respect to the Award, the provisions of this Agreement shall, to the maximum extent permissible, comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

(b)    However, if Participant makes a timely Deferral Election with respect to the Award, then this Agreement will create a deferred compensation arrangement subject to the requirements of Code Section 409A. In that event, the terms and provisions of this Agreement shall be applied and interpreted in a manner that complies with all applicable requirements of Code Section 409A and the Treasury Regulations thereunder. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the applicable requirements or limitations of Code Section 409A, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder.

16.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17.    No Impairment of Rights. This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or its stockholders to remove Participant from the Board at any time in accordance with the provisions of Applicable Law.

18.    Plan Prospectus. The official prospectus for the Plan is attached if the Award is the first Restricted Stock Unit award made to Participant under the Plan. Participant may obtain an additional printed copy of the prospectus by contacting Stock Plan Services at stockplanservices@gilead.com.

19.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.    Participant Acceptance. Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any Shares be issued (or other securities or property distributed) under this Agreement in the absence of such acceptance.

21.    Appendices B and C. Notwithstanding any provision of this Agreement to the contrary, if Participant resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Award and any Shares acquired under the Plan shall be subject to the additional terms and conditions set forth in Appendix B to this Agreement and to any special terms and provisions as set forth in Appendix C for Participant’s country, if any. Moreover, if Participant relocates to one of the countries included in Appendix C, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices B and C constitute part of this Agreement.

22.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.
By:
Title:	EVP Human Resources

PARTICIPANT

By:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:
A.    Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
B.     Change in Control shall mean a change in ownership or control of the Company effected through the consummation of any of the following transactions:
(i)    a sale, transfer or other disposition of all or substantially all of the Company’s assets;
(ii)    the closing of any transaction or series of related transactions (including without limitation a merger or reorganization in which the Company is the surviving entity) pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company, the acquisition of outstanding securities held by one or more of the Company’s existing stockholders, or an acquisition, consolidation or other reorganization to which the Company is a party;
(iii)    a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or
(iv)    the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity which results in any person or entity (other than the Company or a person or entity that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) owning fifty percent (50%) or more of the combined voting power of all classes of stock of such surviving entity.
In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.
C.    Company shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.
D.    Continuous Service shall mean the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Company, even though Participant may subsequently continue to perform services for that entity. The Administrator shall have the exclusive discretion to determine when Participant ceases Continuous Service for purposes of the Award.
E.    Deferral Election shall mean an election timely filed by Participant with the Company pursuant to which Participant elects, in accordance with the applicable requirements of Code Section 409A, to defer the issuance of the Shares that vest under this Agreement or the distribution of the consideration payable per Share in a Change in Control transaction to one or more designated issuance or distribution dates or events beyond the vesting date for those Shares.
F.    Director shall mean a member of the Board or a Director Emeritus.
G.    Exchange Act shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
H.    Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported) on that date, as quoted on the Stock Exchange that is at the time serving as the primary trading market for the Common Stock; provided, however, that if there is no reported closing price or closing bid for that date, then the closing price or closing bid, as applicable, for the last trading date on which such closing price or closing bid was quoted shall be determinative of such Fair Market Value. The applicable quoted price shall be as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
I.    Normal Vesting Date shall mean the date (as set forth in Paragraph 1 of the Agreement) on which the Restricted Stock Units and the underlying Shares vest.
J.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
K.    Plan shall mean the Company’s 2004 Equity Incentive Plan, as amended and restated from time to time.
L.    Related Entity shall mean (i) any Parent or Subsidiary of the Company and (ii) any corporation in an unbroken chain of corporations beginning with the Company and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least twenty percent (20%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain and there is a legitimate non-tax business purpose for making the Award to Participant.
M.    Restricted Stock Unit shall mean the Award in the form of a contractual right to receive Shares under this Agreement which will entitle Participant to receive one actual share of Common Stock per Restricted Stock Unit upon the satisfaction of the vesting requirements applicable to such Award.
N.    Share Withholding Method shall mean an automatic Share withholding procedure pursuant to which the Company will withhold, immediately as the Shares are issued under the Award, a portion of those Shares with a fair market value (measured as of the issuance date) equal to the amount of any Withholding Taxes.
O.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
P.    Withholding Taxes shall mean any U.S. federal, state, local and/or foreign income taxes and Participant’s portion of the federal, state, local and/or foreign employment taxes

(including social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items), in each case, required or permitted to be withheld by the Company and/or any Related Entity in connection with any taxable event attributable to the Award or Participant’s participation in the Plan, as determined by the Administrator.

APPENDIX B

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

The provisions in this Appendix B apply to Participants that reside in a country outside the United States or who are otherwise subject to the laws of a country other than the United States and supplement, amend or replace the provisions in the Agreement, as applicable:

1.    Transferability. The following replaces Paragraph 2 of the Agreement in its entirety:
Prior to actual receipt of the Shares which vest hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be issued and delivered to Participant’s estate.
2.    Acknowledgment of Nature of Plan and Award. In accepting the Award, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)    all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(d)    Participant’s participation in the Plan is voluntary;
(e)    the Award and the Shares subject to the Award are for future services and should not be considered as compensation for, or relating in any way to, past services for the Company (or any Related Entity);
(f)    the Award and Participant’s participation in the Plan will not be interpreted to form an employment relationship with the Company (or any Related Entity);
(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with any certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of Participant’s Continuous Service by the

Company (for any reason whatsoever, whether or not later found to be invalid or in breach of the terms of Participant’s service agreement, if any), and in consideration of the grant of the Restricted Stock Units, Participant irrevocably agrees not to institute any claim against the Company (or any Related Entity), waives his or her ability, if any, to bring any such claim, and releases the Company (or any Related Entity) from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(i)    unless otherwise provided for in the Plan or by the Company in its discretion, the grant of Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to or assumed by another company nor to be exchanged, cashed out or substituted for in connection with any corporate transaction affecting the shares of the Company; and
(j)    neither the Company nor any Related Entity shall be liable for any exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
3.    Data Privacy.
(a)    Data Privacy Consent. By accepting this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance, Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(b)    Declaration of Consent. Participant understands that he or she needs to review the following information about the processing of his or her personal data by or on behalf of the Company and/or any Related Entity as described in the Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent. As regards the processing of Participant’s Personal Data in connection with the Plan and this Agreement, Participant understands that the Company is the controller of his or her Personal Data.
(c)    Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about Participant for the purposes of allocating Shares and implementing, administering and managing the Plan. Participant understands that this Personal

Data may include, without limitation, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock or equivalent benefits awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor. The legal basis for the processing of Participant’s Personal Data, where required, will be his or her consent.
(d)    Stock Plan Administration Service Providers. Participant understands that the Company transfers his or her Personal Data, or parts thereof, to E*TRADE Financial Services, Inc. (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Participant’s Personal Data with such different service provider that serves the Company in a similar manner. Participant understands and acknowledges that the Company’s service provider will open an account for him or her to receive and trade Shares acquired under the Plan and that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.
(e)    International Data Transfers. Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE Financial Services, Inc., are based in the United States. Participant understands and acknowledges that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company currently participates in the EU/U.S. Privacy Shield Program, though third parties implementing, administering, and managing the Plan may not. The Company’s legal basis for the transfer of Participant’s Personal Data is his or her consent.
(f)    Data Retention. Participant understands that the Company will use his or her Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Participant understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Participant’s Personal Data for any of the above purposes, Participant understands the Company will remove it from its systems.
(g)    Voluntariness and Consequences of Denial/Withdrawal of Consent. Participant understands that his or her participation in the Plan and his or her consent is purely voluntary. Participant may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If Participant denies or later withdraws his or her consent, the Company can no longer offer Participant participation in the Plan or offer other equity awards to Participant or administer or maintain such awards and Participant would no longer be able to participate in the Plan. Participant further understands that denial or withdrawal of his or her consent would not affect his or her status or remuneration as a non-employee Director and that Participant would merely forfeit the opportunities associated with the Plan.
(h)    Data Subject Rights. Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where Participant is based and subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her service and is carried out by automated means. In case of concerns, Participant understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights, Participant understands that he or she should contact stockplanservices@gilead.com.
4.    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action the Company and/or any Related Entity take with respect to any or all Withholding Taxes related to Participant’s participation in the Plan and legally applicable to Participant, the ultimate liability for all Withholding Taxes is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or any Related Entity. Participant further acknowledges that the Company and/or any Related Entity (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the issuance of Shares upon settlement of the Award, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalent amounts; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Withholding Taxes or achieve any particular tax result. Further, if Participant has become subject to Withholding Taxes in more than one jurisdiction, Participant acknowledges that the Company and/or any Related Entity may be required to withhold or account for Withholding Taxes in more than one jurisdiction.
(b)    Unless Participant elects to remit to the Company the amount of Withholding Taxes due in connection with the Award by submitting the election form to the Company within forty-five (45) days prior to the Normal Vesting Date, the Company shall collect, and Participant authorizes the Company to collect, the Withholding Taxes with respect to the issued Shares through an automatic Share Withholding Method pursuant to which the Company will withhold, immediately as the Shares are issued under the Award, a portion of those Shares with a fair market value (measured as of the issuance date) equal to the amount of such Withholding Taxes. Participant shall be notified (in writing or through the Company’s electronic mail system) in the event the Company no longer intends to utilize the Share Withholding Method.
(c)    Should any Shares become issuable under the Award at a time when the Share Withholding Method is no longer utilized, then the Withholding Taxes shall be collected from Participant through either of the following alternatives:
- Participant’s delivery of his or her separate check payable to the Company in the amount of such Withholding Taxes or a wire transfer from Participant of sufficient funds to the Company to cover the amount of such Withholding Taxes, or
- the use of the proceeds from a next-day sale of the Shares issued or issuable to Participant, provided and only if (i) such a sale is permissible under the Company’s trading policies governing the sale of Common Stock, (ii) Participant makes an irrevocable commitment, on or before the issuance date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.
(d)    If the Share Withholding Method is to be utilized for the collection of Withholding Taxes, then the Company shall withhold the number of otherwise issuable Shares necessary to satisfy the Withholding Taxes. Participant shall have no right to the Common Stock equivalent of any Shares withheld to satisfy the Withholding Taxes. Participant may seek a refund from the applicable tax authorities for any over-withheld amount. If the obligation for Withholding Taxes is satisfied by using the Share Withholding Method, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are withheld solely for the purpose of paying the Withholding Taxes due as a result of Participant’s participation in the Plan. Participant shall pay to the Company and/

or any Related Entity any amount of Withholding Taxes that the Company and/or any Related Entity may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Withholding Taxes.
(e)    Notwithstanding the above, the Company may collect the Withholding Taxes with respect to the distributed dividend equivalent amounts by withholding a portion of that distribution equal to the amount of the Withholding Taxes.
5.    Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and Participant’s country or his or her broker’s country, if different, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Award) or rights linked to the value of Shares (e.g., dividend equivalents) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is solely responsible for ensuring compliance with any applicable restrictions and should consult a legal advisor in this regard.
6.    Foreign Account / Assets Reporting. Depending upon the country to which laws Participant is subject, Participant may have certain foreign asset and/or account reporting requirements that may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalent amounts received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in Participant’s country. Participant is responsible for knowledge of and compliance with any such regulations and should speak with his or her own personal tax, legal and financial advisors regarding same.
7.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

APPENDIX C
COUNTRY-SPECIFIC PROVISIONS
Terms and Conditions
This Appendix C includes special terms and conditions that govern the Restricted Stock Units granted to Participant if Participant resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (of which this Appendix C is a part) and the Plan.
Notifications
This Appendix C may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sells Shares he or she acquires under the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.
If Participant is a citizen or resident of another country, relocated to another country after the Award Date, or is considered a resident of another country for local law purposes, the information contained in this Appendix C may not be applicable to him or her.
MALTA
Terms and Conditions
Securities Law Warning. Participant acknowledges, understands and agrees that the Award, the Agreement, the Plan and all other materials Participant may receive regarding his or her participation in the Plan do not constitute advertising or an offering of securities in Malta and are deemed accepted by Participant only upon receipt of Participant’s electronic or written acceptance in the United States. The issuance of the Shares under the Plan has not and will not be registered in Malta and, therefore, the Shares described in any Plan documents may not be offered or placed in public circulation in Malta.

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Participant further acknowledges, understands and agrees that in no event will Shares acquired upon vesting or settlement of the Award be delivered to Participant in Malta; all Shares acquired upon vesting or settlement of the Award will be maintained on Participant’s behalf in the United States.
SINGAPORE
Notifications
Securities Law Notice.  The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements under the SFA and the grant of the Restricted Stock Units is not made to Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Restricted Stock Units are subject to section 257 of the SFA and Participant should not make (i) any subsequent sale of the Shares in Singapore, or (ii) any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made: (a) more than six months after the Award Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.

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